Exhibit 2.1


                              SHARE SALE AGREEMENT

                            QUIKCAT AUSTRALIA PTY LTD






                            IA GLOBAL ACQUISITION CO

                                 IA GLOBAL, INC

                            QUIKCAT AUSTRALIA PTY LTD

                                MARIE-ROSE PONTRE
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CONTENTS


1. DICTIONARY AND INTERPRETATION                                               1

2. CURRENT QCA NOTES AND NEW QCA NOTES                                         4

3. ACKNOWLEDGEMENTS IN RELATION TO AMOUNTS OUTSTANDING                         4

4. DISPOSAL OF INTERESTS IN QCA                                                4

5. SALE, PRICE AND COMPLETION                                                  5

6. CONDITIONS PRECEDENT TO COMPLETION                                          5

7. COMPLETION                                                                  7

8. CONFIDENTIALITY                                                             7

9. COSTS AND EXPENSES                                                          8

10. GST                                                                        8

11. RELEASES                                                                   9

12. GENERAL                                                                   10

SCHEDULE ONE                                                                   1

SCHEDULE TWO                                                                   1

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DATE  15 SEPTEMBER 2004

PARTIES

1. IA GLOBAL ACQUISITION CO a corporation organized under the laws of the State of Delaware of 533 Airport Boulevard, Suite 400, Burlingame, CA 94010 United States of America (IGA)

2. IA GLOBAL INC a corporation organized under the laws of the State of Delaware of 533 Airport Boulevard, Suite 400, Burlingame, CA 94010 United States of America (IAO)

3. QUIKCAT AUSTRALIA PTY LTD (ABN 82 106 946 043) of 3/56 Mount Street, Perth, Western Australia 6005 Australia (QCA)

4. MARIE-ROSE PONTRE of 3/56 Mount Street, Perth, Western Australia 6005 Australia (PONTRE)

RECITALS

A. IAO holds the right, title and interest in the Sale Shares and has agreed to sell, and QCA has agreed to re-purchase, the right, title and interest in the Sale Shares on the terms set out in this agreement.

B. IAO has made unsecured loans totaling $102,000 to QCA and has contributed $50,000 in equity capital for its 47.5% interest in QCA.

C. The parties have agreed to restructure certain debts owed to IAO by QCA as referred to in this agreement in accordance with terms of this agreement.

D. The parties have agreed to certain mutual releases of claims and liabilities in accordance with terms of this agreement.

THE PARTIES AGREE

1.       DICTIONARY AND INTERPRETATION

1.1      DICTIONARY

In this agreement:

CLAIM means a claim, demand, action, proceeding, judgment, damage, loss, cost, expense or liability (direct and indirect) incurred by or to be made by a person, howsoever arising and whether past, present, unascertained, immediate, future or contingent.

COMPLETION means completion of the sale and purchase of the Sale Shares under clause 7 - COMPLETION.

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COMPLETION DATE means the date on which Completion occurs.

CONDITION means each condition set out in clause 6.1- CONDITIONS.

DOLLAR and $ means the lawful currency of the United States of America.

GST means goods and services tax under the GST Law.

GST LAW has the same meaning as in A NEW TAX SYSTEM (GOODS AND SERVICES TAX) ACT 1999 (Commonwealth of Australia).

LIABILITY means all actions, proceedings, accounts, rights, claims, demands, liabilities, costs, losses and expenses of whatsoever nature, whether arising before or after the date of this agreement and whether actual, contingent or otherwise.

OFFICER means, in relation to a body corporate, a director or secretary of that body corporate.

PURCHASE PRICE for the Sale Shares is US$50,000.

SALE SHARES means the shares in QCA referred to in paragraph (a) of clause 4 - DISPOSAL OF INTERESTS IN QCA.

SECURITY INTEREST means a right, interest, power or arrangement in relation to an asset which provides security for the payment or satisfaction of a debt, obligation or liability including without limitation under a bill of sale, mortgage, charge, lien, pledge, trust, power, deposit, hypothecation or arrangement for retention of title, and includes an agreement to grant or create any of those things.

TAX means a tax, levy, charge, impost, fee, deduction, withholding or duty of any nature, including, without limitation, stamp and transaction duty or any goods and services tax (including GST), value added tax or consumption tax, which is imposed or collected by a government agency, except where the context requires otherwise. This includes, but is not limited to, any interest, fine, penalty, charge, fee or other amount imposed in addition to those amounts.

1.2      INTERPRETATION

(a)      In this agreement unless the context otherwise requires:

         (i) words importing the singular include the plural and vice versa;

         (ii) words which are gender neutral or gender specific include each gender;

         (iii) other parts of speech and grammatical forms of a word or phrase defined in this agreement have a corresponding meaning;

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         (iv)     an expression importing a natural person includes a company, partnership, joint venture, association, corporation or other body corporate and a government agency;

         (v) a reference to a thing (including, but not limited to, a chose-in-action or other right) includes a part of that thing;

         (vi) a reference to a clause, party, schedule or attachment is a reference to a clause of this agreement, and a party, schedule or attachment to, this agreement and a reference to this agreement includes a schedule and attachment to this agreement;

         (vii) a reference to a law includes a constitutional provision, treaty, decree, convention, statute, regulation, ordinance, by-law judgment, rule of common law or equity or a rule of an applicable stock exchange and is a reference to that law as amended, consolidated or replaced;

         (viii) a reference to a document includes all amendments or supplements to that document, or replacements or novations of it;

         (ix) a reference to a party to a document includes that party's successors and permitted assigns;

         (x) an agreement on the part of two or more persons binds them jointly and severally; and

         (xi) a reference to an agreement, other than this agreement, includes an undertaking, deed, agreement or legally enforceable arrangement or understanding, whether or not in writing.

(b) Headings are for convenience only and do not affect the interpretation of this agreement.

(c) This agreement may not be construed adversely to a party just because that party prepared this agreement.

(d)      A term or expression starting with a capital letter:

         (i) which is defined in this agreement, has the meaning given to it in this Dictionary;

         (ii) which is defined in the GST LAW but is not defined in this Dictionary, has the same meaning as in the GST LAW.

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2.       CURRENT QCA NOTES AND NEW QCA NOTES

(a) QCA acknowledges the amounts owing by QCA to IAO of US$74,060 and US$25,000 (a total of US$99,060) as evidenced by the unsecured promissory notes issued by it on 31 December 2003 and 13 February 2004 (CURRENT QCA NOTES). For identification, a copy of the Current QCA Notes is attached as Schedule 1.

(b) In consideration of QCA entering into this agreement with IAO and in consideration of the issue by QCA to IAO of secured promissory notes in the form of the promissory notes in Schedule Two (NEW QCA NOTES), IAO agrees that the Current QCA Notes will be of no further force or effect and are hereby cancelled and replaced by the New QCA Notes.

(c)      The currency of account will be United States dollars.

(d) QCA hereby covenants to that, upon the request by IAO at any time prior to QCA raising at least US$100,000 of new equity capital, QCA will take all steps necessary to grant IAO a Security Interest in substantially all of the assets of QCA to secure QCA's obligations under the New QCA Notes.

3.       ACKNOWLEDGEMENTS IN RELATION TO AMOUNTS OUTSTANDING

(a) Subject to paragraph (b) below, each of IAO and IGA warrant to QCA that no sum is owning by QCA to IAO or IGA as at the date of this agreement other than as referred to in clause 2 - CURRENT QCA NOTES AND NEW QCA NOTES above.

(b)      Nothing in this clause 3 or clause 11 -RELEASES affects:

         (i) the Internet Accelerator Assignment Agreement and the obligations pursuant to that agreement of the parties to that agreement; and

         (ii) obligations of each of IAO, IGA and QCA pursuant to subsequent clauses of this agreement,

         these being EXCLUDED CLAIMS AND LIABILITIES.

4.       DISPOSAL OF INTERESTS IN QCA

(a) IAO agrees to sell to QCA, and subject to fulfilment of the Condition Precedent QCA agrees to buy-back, the 477,500 shares issued by QCA that are legally and beneficially owned by IAO (the SALE SHARES), for a consideration of US$50,000 payable by issue of the New QCA Notes as referred to in clause 2.

(b) In paragraph (a) the CONDITION PRECEDENT is preparation and lodgement with the Australian Securities and Investments Commission (ASIC) of all documents necessary to effect the buy-back of the Sale Shares by QCA in accordance with all requirements of the CORPORATIONS ACT 2001 including without

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         limitation provisions of Part 2J.1- SHARE CAPITAL REDUCTIONS AND SHARE
         BUY-BACKS of that Act, QCA holding all necessary shareholder meetings to approve the buy-back of the Sale Shares, and the expiry of the period of 14 days referred to in section 257F of that Act.

(c) QCA agrees to do all things necessary and to file all documents required by the CORPORATIONS ACT to effect the buy-back of the Sale Shares.

(d) Pontre agrees to exercise her votes in QCA to effect the buy-back of the Sale Shares.

(e)      IAO warrants that:

         (i) AUTHORITY: IAO has taken all necessary action to authorise the signing, delivery and performance of this agreement and the documents required under this agreement in accordance with their respective terms;

         (ii) POWER: IAO has power to enter into and perform its obligations under this agreement and can do so without the consent of any other person (or has obtained the consent of the appropriate persons) and free of any pre-emptive rights, rights of first refusal or any other right or claim (whether legal, equitable or statutory) of any other person;

         (iii) OWNERSHIP: IAO is the sole legal and beneficial owner of the Sale Shares and there are no claims, actions or demands in relation to any of the Sale Shares;

         (iv) SALE SHARES: the Sale Shares are fully paid for and no money is owing in relation to them; and

         (v) SECURITY INTERESTS: No Security Interest or other third party interest or rights exist over any of the Sale Shares.

5.       SALE, PRICE AND COMPLETION

5.1      TITLE AND RISK

On Completion title and risk in the Sale Shares will pass to QCA.

6.       CONDITIONS PRECEDENT TO COMPLETION

6.1      CONDITIONS PRECEDENT

IAO and QCA are only obliged to Complete if the following conditions (CONDITIONS) are satisfied:

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(a)      each of IAO, IGA and QCA enter into the Internet Accelerator Assignment
         Agreement;

(b) the Australian Securities and Investments Commission does not raise any objection to the share buy-back, and the share buy-back is approved in accordance with the requirements of Part 2J.1 - Share Capital Reductions and Share Buybacks of the CORPORATIONS ACT 2001 (C'th of Australia) ; and

(c) Pontre shall have transferred to IAO 250,000 shares of common stock of IGA for a purchase price of US$250.

6.2      SATISFACTION OF CONDITIONS

(a) BEST EFFORTS: QCA and IAO must each use their best efforts to satisfy the Conditions.

(b) NOTICE: QCA and IAO must each promptly notify the other in writing if it becomes aware that a Condition is satisfied or becomes incapable of being satisfied.

(c) END-STOP DATE: QCA may terminate this agreement by not less than 3 days' written notice to IAO and IGA, and IAO and IGA together may terminate this agreement by not less than 3 days' written notice to QCA, if the Conditions are not:

         (i) satisfied on or before seven days after the last date that the Australian Securities and Investments Commission could notify any objection to the share buy-back; or

         (ii)     waived by QCA.

(d) NO FURTHER OBLIGATIONS: On termination, no party has any further obligations under this agreement except under:

         (i)      clause 8 (CONFIDENTIALITY);

         (ii)     clause 9 (COSTS AND EXPENSES);

         (iii)    clause 10 (GST);

         (iv)     a right or claim which arises before termination.

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7.       COMPLETION

7.1      DATE FOR COMPLETION

The parties note their intention that the Completion Date will be not earlier than 1 October 2004 nor later than three days after the last date that the Australian Securities and Investments Commission could notify any objection to the share buy-back. Notwithstanding anything in this Agreement to the contrary, QCA may, at its option, terminate this Agreement at any time prior to 1 October 2004, in its sole an absolute discretion. This Agreement shall become binding on the parties at 12:01 am, 1 October 2004, if not terminated by QCA prior thereto.

7.2      DELIVERY OF DOCUMENTS SIGNED BY IAO

At Completion, IAO must give to QCA the following items:

(a) SHARE TRANSFER: a share transfer between QCA and IAO in respect of the Sale Shares duly executed by IAO; and

(b) OTHER: any other document reasonably required by QCA to effect the share repurchase.

7.3      INTERDEPENDENCE

(a)      The obligations of QCA and IAO under this clause 7 are interdependent.

(b) Completion will not occur unless all obligations of QCA and IAO under this clause 7 are complied with and fully effective.

8.       CONFIDENTIALITY

A party may not disclose the provisions of this agreement or the terms of sale of the Sale Shares to any person except:

(a)      as a media announcement in the form agreed between QCA and IAO;

(b)      after getting the written consent of the other parties;

(c)      to its officers, employees and professional advisers; or

(d) as required by an applicable law, after first consulting with the other parties about the form and content of the disclosure,

and must use its best endeavours to ensure all permitted disclosures are kept confidential, other than the media announcement or a disclosure to a recognised stock exchange.

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9.       COSTS AND EXPENSES

9.1      COSTS AND EXPENSES

Subject to clause 9.3, each party must pay its own costs and expenses of negotiating, preparing, signing, delivering and registering this agreement and any other agreement or document entered into or signed under this agreement.

9.2      COSTS OF PERFORMANCE

A party must bear the costs and expenses of performing its obligations under this agreement, unless otherwise provided in this agreement.

9.3      TAX

Except to the extent otherwise provided in this agreement, QCA must pay any Tax (other than GST) which arises from the execution, delivery and performance of this agreement and each agreement or document entered into or signed under this agreement, excluding any Tax payable by IAO in connection with the transaction contemplated by this agreement.

10.      GST

(a) Any consideration or amount payable under this Agreement, including any non-monetary consideration (as reduced in accordance with paragraph (e) if required) (the Consideration) is exclusive of GST.

(b) If GST is or becomes payable on a Supply made under or in connection with this Agreement an additional amount (ADDITIONAL AMOUNT) will be payable by the party providing consideration for the Supply (RECIPIENT) equal to the amount of GST payable on that Supply as calculated by the party making the supply (SUPPLIER) in accordance with the GST Law.

(c) The Additional Amount payable under paragraph (b) is payable at the same time and in the same manner as the Consideration for the Supply, and the Supplier will provide the Recipient with a Tax Invoice as a precondition to payment of the Additional Amount.

(d) If for any reason (including, without limitation, the occurrence of an Adjustment Event) the amount of GST payable on a Supply (taking into account any Increasing or Decreasing Adjustments in relation to the Supply) varies from the Additional Amount payable by the Recipient under paragraph (b):

         (i) the Supplier will provide a refund or credit to the Recipient, or the Recipient will pay a further amount to the Supplier, as appropriate;

         (ii) the refund, credit or further amount (as the case may be) will be calculated by the Supplier in accordance with the GST Law; and

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         (iii)    the Supplier will notify the Recipient of the refund, credit or further amount within 14 days after becoming aware of the variation to the amount of GST payable. If there is an Adjustment Event in relation to the Supply, the requirement for the Supplier to notify the Recipient will be satisfied by the Supplier issuing to the Recipient an Adjustment Note within 14 days after becoming aware of the occurrence of the Adjustment Event.

(e) Notwithstanding any other provision in this Agreement, if an amount payable under or in connection with this Agreement (whether by way of reimbursement, indemnity or otherwise) is calculated by reference to an amount incurred by a party, whether by way of cost, expense, outlay, disbursement or otherwise (AMOUNT INCURRED), the amount payable must be reduced by the amount of any input tax credit to which that party is entitled in respect of that Amount Incurred.

11.      RELEASES

11.1     RELEASE BY IAO AND IGA

Each of IAO and IGA respectively releases and forever discharges:

(a)      QCA; and

(b) QCA's directors, officers, employees and agents, and each of them, past and present,

from and against all Liabilities whether existing now or in the future arising out of or in connection with all Claims, arising out of or relating in any way to acquisition of the QuikCAT assets pursuant to the auction conducted in the United States Bankruptcy Court for the Northern District of Ohio, Case No. 03-12179, the investment by IAO in QCA and all matters relating to the disposition of assets as between IAO, IGA and QCA, the development of those assets by any party, any statement or other representation or disclosure made or not made by any party or any person associated with any party in relation to any such matter, and any arrangement, related condition or collateral arrangement to any of the foregoing (collectively the RELEVANT MATTERS AND Arrangements), other than Excluded Claims and Liabilities as referred to in clause 3(b) of this agreement.

11.2     BAR TO CLAIMS ETC. BY IAO AND IGA

Except in relation to a breach of this agreement and except in relation to Excluded Claims and Liabilities as referred to in clause 3(b) of this agreement, this agreement may be pleaded as a full and complete defence by QCA, any of QCA's Related Bodies Corporate; and QCA's and QCA's Related Bodies Corporates' directors, officers, employees and agents, and each of them, past and present, to any actions, suits, or proceedings commenced, continued or taken by IAO or IGA or on their behalf in connection with or arising out of the Relevant Matters and Arrangements.

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11.3     RELEASE BY QCA

QCA releases and forever discharges:

(a)      each of IAO and IGA; and

(b) IAO's and IGA's directors, officers, employees and agents, and each of them, past and present,

from and against all Liabilities whether existing now or in the future arising out of or in connection with all Claims, arising out of or relating in any way to the Relevant Matters and Arrangements (as defined in clause 11.1 above), other than Excluded Claims and Liabilities as referred to in clause 3(b) of this agreement.

11.4     BAR TO CLAIMS ETC. BY QCA

Except in relation to a breach of this agreement and except in relation to Excluded Claims and Liabilities as referred to in clause 3(b) of this agreement, this agreement may be pleaded as a full and complete defence by IAO and IGA respectively, any of IAO's and IGA's respective Related Bodies Corporate, and IAO's and IGA's and their respective Related Bodies Corporates' directors, officers, employees and agents, and each of them, past and present, to any actions, suits, or proceedings commenced, continued or taken by QCA or on their behalf in connection with or arising out of the Relevant Arrangements.

11.5     DENIGRATION OR DISPARAGEMENT

The parties agree that they will not make any comments to any third party which denigrate or disparage any other party or otherwise make any statement, or permit or authorise any statement to be made, which is calculated or reasonably likely to damage the reputation or cause other damage to any other party, their Related Bodies Corporate, directors, officers, employees and agents.

12.      GENERAL

12.1     ENTIRE AGREEMENT

(a) This agreement is the entire agreement between the parties about its subject matter and replaces all previous agreements, understandings, representations and warranties about that subject matter.

(b) Each party represents and warrants that it has not relied on any representations or warranties about the subject matter of this agreement except as expressly provided in this agreement.

12.2     VARIATION

No variation of this agreement is effective unless made in writing and signed by each party.

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12.3     RELATIONSHIP OF THE PARTIES

Except as expressly provided in this agreement:

(a) nothing in this agreement is intended to constitute a fiduciary relationship or an agency, partnership or trust; and

(b)      no party has authority to bind any other party.

12.4     FURTHER ASSURANCES

Except as expressly provided in this agreement, each party must, at its own expense, do all things reasonably necessary to give full effect to this agreement and the matters contemplated by it.

12.5     CONSENTS AND APPROVALS

Except as expressly provided in this agreement, a party may conditionally or unconditionally in its absolute discretion give or withhold any consent or approval under this agreement.

12.6     SURVIVAL AND MERGER

(a) No term of this agreement merges on completion of any transaction contemplated by this agreement.

(b) Clauses 2, 3, 4 and 11 and this clause 12 survive termination or expiry of this agreement together with any other term which by its nature is intended to do so.

12.7     SEVERABILITY

Any term of this agreement which is wholly or partially void or unenforceable is severed to the extent that it is void or unenforceable. The validity or enforceability of the remainder of this agreement is not affected.

12.8     WAIVER

(a) No waiver of a right or remedy under this agreement is effective unless it is in writing and signed by the party granting it. It is only effective in the specific instance and for the specific purpose for which it is granted.

(b) A single or partial exercise of a right or remedy under this agreement does not prevent a further exercise of that or of any other right or remedy. Failure to exercise or delay in exercising a right or remedy under this agreement does not operate as a waiver or prevent further exercise of that or of any other right or remedy.

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12.9     CUMULATIVE RIGHTS

Except as expressly provided in this agreement, the rights of a party under this agreement are in addition to and do not exclude or limit any other rights or remedies provided by law.

12.10    ASSIGNMENT, NOVATION AND OTHER DEALINGS

A party must not assign or novate this agreement or otherwise deal with the benefit of it or a right under it, or purport to do so, without the prior written consent of each other party which consent is not to be unreasonably withheld.

12.11    COSTS, EXPENSES AND DUTIES

(a) Each party must pay costs and expenses of negotiating, preparing and executing this agreement and any other instrument executed under this agreement.

(b) QCA must pay any stamp duty payable on this agreement and any other instrument executed under this agreement.

12.12    NOTICES

(a) A notice, consent or other communication under this agreement is only effective if it is:

         (i) in writing and in legible English, signed by or on behalf of the party giving it;

         (ii)     addressed to the party to whom it is to be given; and

         (iii)    either:

                  A. sent by pre-paid mail (by airmail, if the addressee is overseas) or delivered to that party's address; or

                  B.       sent by fax to that party's fax number.

(b) Subject to paragraph (c) a notice, consent or other communication under this agreement is, in the absence of earlier receipt, regarded as given and received:

         (i) if it is delivered, on delivery at the address of the relevant party;

         (ii) if it is sent by fax at the time and on the day it was successfully sent; or

         (iii) if it is sent by mail, on the seventh day after the day of posting.

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(c)      If a notice, consent or other communication under this is given and received on a day that is not a business day in the place of receipt or after 5.00 pm (local time in the place of receipt) on a business day in the place of receipt, it is regarded as being given and received at
         9.00 am on the next business day in the place of receipt.

(d) For the purposes of this clause, a party's address and fax number are those set out below:

         IF IGA OR IAO:

         Attn.:  Mark Scott
         533 Airport Boulevard, Suite 400
         Burlingame, CA  94010
         United States of America
         Telephone No.: + (650) 685-2402
         Facsimile No.: + (650) 685-2404

         IF QCA:

         Attn.: Mark Jenkins
         3/56 Mount Street
         Perth WA 6005
         Australia
         Tel 08 9486 1668
         Fax 08 9481 8449
         Email: mbj@quikcat.au.com

12.13    GOVERNING LAW

This agreement is governed by the laws of Western Australia, Australia.

12.14    JURISDICTION

Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of Western Australia, Australia.

12.15    COUNTERPARTS

This agreement may be executed in any number of counterparts, each of which, when executed, is an original. Those counterparts together make one instrument.

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EXECUTED as a deed.

SIGNED AND DELIVERED by IA GLOBAL ACQUISITION CO in the presence of:

                                  /s/ Alan Margerison
                                  ----------------------------------
                                  Signature of Authorised Signatory

                                  Signature of Authorised Signatory
                                  ALAN MARGERISON


SIGNED AND DELIVERED by IA GLOBAL INC by:

                                  /s/ Alan Margerison
                                  ---------------------------------
                                  Signature of Director and Authorised Signatory ALAN MARGERISON


SIGNED AND DELIVERED by QUIKCAT AUSTRALIA PTY LTD by:

                                  /s/ Mark Jenkins
                                  ---------------------------------
                                  Signature of Director and Authorised Signatory MARK JENKINS


SIGNED AS A DEED by MARIE-ROSE PONTRE by:


 /s/ Steve Lowe                   /s/ Marie-Rose Pontre
 --------------------------       ---------------------------------
 Signature of Witness             Signature of MARIE-ROSE PONTRE


 Steve Lowe
 --------------------------
 Name of Witness (print)

                                                                  Signing Page 1

                                  SCHEDULE ONE

                                CURRENT QCA NOTES
                                  [CLAUSE 2(A)]

                            QUIKCAT AUSTRALIA PTY LTD
                              (ABN 82 106 946 043)
       Registered Office: 3/56 Mount Street, West Perth WA 6005, Australia

                                                              31ST DECEMBER 2003

                                 REDEEMABLE NOTE
                                 CERTIFICATE 001

Holder IA Global Inc (IAO) (a company registered in the State of Delaware, organised under the laws of the United States) and which has its registered address at 533 Airport Boulevard, Suite 400, Burlingame, CA 94010 United States of America

Issuer QuikCAT Australia Pty Ltd (QCA) (a company organised under the laws of the Australia and designated the Australian Company number ABN 82 106 946 043) and which has its registered address at 3/56 Mount Street, West Perth WA 6005, Australia

Amount                        US$34,060 (19/08/03) + US$15,000 (15/11/03) +
                              US$25,000 (19/12/03) = US$74,060

Terms                         i)            Unsecured but with priority to any
                                            payment by way of distributions of
                                            dividends to QCA shareholders;

                              ii) Redeemable by QCA at any time but only from retained profits and in any case only repayable out of retained profits of QCA;

                              iii) Redeemable by IAO at any time with written notice of 3 months, after initial non-redeemable period of 1 year, but redeemable only to the extent that QCA has sufficient surplus assets to affect redemption;

                              iv) 3% per annum interest rate, with such interest accruing once QCA's profit on a monthly basis exceeds AUD$10,000 for 3 consecutive months; and

                              v)            Redeemable in US$.

/s/ Mark Jenkins
______________________________
Mark Jenkins
Director
                                                               Schedule 1 Page 1

                            QUIKCAT AUSTRALIA PTY LTD
                              (ABN 82 106 946 043)
       Registered Office: 3/56 Mount Street, West Perth WA 6005, Australia

                                                             13TH FEBRUARY, 2004

                                 REDEEMABLE NOTE
                                 CERTIFICATE 002

Holder IA Global Inc (IAO) (a company registered in the State of Delaware, organised under the laws of the United States) and which has its registered address at 533 Airport Boulevard, Suite 400, Burlingame, CA 94010 United States of America

Issuer QuikCAT Australia Pty Ltd (QCA) (a company organised under the laws of the Australia and designated the Australian Company number ABN 82 106 946 043) and which has its registered address at 3/56 Mount Street, West Perth WA 6005, Australia

Amount                        US$25,000

Terms                         i)            Unsecured but with priority to any
                                            payment by way of distributions of
                                            dividends to QCA shareholders;

                              ii) Redeemable by QCA at any time but only from retained profits and in any case only repayable out of retained profits of QCA;

                              iii) Redeemable by IAO at any time with written notice of 3 months, after initial non-redeemable period of 1 year, but redeemable only to the extent that QCA has sufficient surplus assets to affect redemption;

                              iv) 3% per annum interest rate, with such interest accruing once QCA's profit on a monthly basis exceeds AUD$10,000 for 3 consecutive months; and

                              v)            Redeemable in US$.

/s/ Mark Jenkins
______________________________
Mark Jenkins
Director
                                                               Schedule 1 Page 2

                                  SCHEDULE TWO
                                  NEW QCA NOTES
                                  [CLAUSE 2(B)]

                            QUIKCAT AUSTRALIA PTY LTD
                              (ABN 82 106 946 043)

       Registered Office: 3/56 Mount Street, West Perth WA 6005, Australia

                                                               15 SEPTEMBER 2004

                                 REDEEMABLE NOTE
                                CERTIFICATE #003

HOLDER IA GLOBAL ACQUISITION CO (IGA) (a company registered in the State of Delaware, organised under the laws of the United States) and which has its registered address at 533 Airport Boulevard, Suite 400, Burlingame, CA 94010 United States of America

ISSUER QUIKCAT AUSTRALIA PTY LTD (QCA) (a company organised under the laws of Western Australia, Australia) and designated the Australian Business Number ABN 82 106 946 043) and which has its registered address at 3/56 Mount Street, West Perth WA 6005, Australia

AMOUNT                        US$25,000

TERMS                         i)         Subject to v) below, unsecured but with
                                         priority to any payment by way of
                                         distributions of dividends by QCA to
                                         QCA shareholders;

                              ii) Redeemable by IGA at any time with written notice of 1 month given by IGA to QCA, after initial non-redeemable period before 31 December 2004 (provided that notice of redemption may be given on or before 30 November 2004 for redemption due on 31 December
                                         2004);

                              iii) Subject to 30 days cure period if not repaid on due date for redemption;

                              iv)        Redeemable in US$;

                              v)         QCA is required to secure the
                                         obligations under this Note under
                                         certain circumstances in accordance
                                         with the terms of the Share Sale
                                         Agreement, dated 10 September, 2004,
                                         between QCA, IGA and the other parties
                                         named therein.

/s/ Mark Jenkins
______________________________
Mark Jenkins
Director
                                                               Schedule 2 Page 1

                            QUIKCAT AUSTRALIA PTY LTD
                              (ABN 82 106 946 043)
       Registered Office: 3/56 Mount Street, West Perth WA 6005, Australia

                                                               15 SEPTEMBER 2004

                                 REDEEMABLE NOTE
                                CERTIFICATE #004

HOLDER IA GLOBAL ACQUISITION CO (IGA) (a company registered in the State of Delaware, organised under the laws of the United States) and which has its registered address at 533 Airport Boulevard, Suite 400, Burlingame, CA 94010 United States of America

ISSUER QUIKCAT AUSTRALIA PTY LTD (QCA) (a company organised under the laws of Western Australia, Australia) and designated the Australian Business Number ABN 82 106 946 043) and which has its registered address at 3/56 Mount Street, West Perth WA 6005, Australia

AMOUNT                        US$75,000

TERMS                         i)            Subject to v) below, unsecured and
                                            with priority to any payment by way
                                            of distributions of dividends by QCA
                                            to QCA shareholders;

                              ii) Redeemable by IGA at any time with written notice of 1 month given by IGA to QCA, after initial non-redeemable period before 15 March 2005 (provided that notice of redemption may be given on or before 15 February 2005 for redemption due on 15 March 2005);

                              iii) Subject to 30 days cure period if not repaid on due date for redemption

                              iv)           Redeemable in US$;

                              v)            QCA is required to secure the
                                            obligations under this Note under
                                            certain circumstances in accordance
                                            with the terms of the Share Sale
                                            Agreement dated 10 September, 2004,
                                            between QCA, IGA and the other
                                            parties named therein.

/s/ Mark Jenkins
______________________________
Mark Jenkins
Director
                                                               Schedule 2 Page 2

                            QUIKCAT AUSTRALIA PTY LTD
                              (ABN 82 106 946 043)
       Registered Office: 3/56 Mount Street, West Perth WA 6005, Australia

                                                               15 SEPTEMBER 2004

                                 REDEEMABLE NOTE
                                CERTIFICATE #005

HOLDER IA GLOBAL ACQUISITION CO (IGA) (a company registered in the State of Delaware, organised under the laws of the United States) and which has its registered address at 533 Airport Boulevard, Suite 400, Burlingame, CA 94010 United States of America

ISSUER QUIKCAT AUSTRALIA PTY LTD (QCA) (a company organised under the laws of Western Australia, Australia) and designated the Australian Business Number ABN 82 106 946 043) and which has its registered address at 3/56 Mount Street, West Perth WA 6005, Australia

AMOUNT                        US$50,000

TERMS                         i)            Subject to v) below, unsecured and
                                            with priority to any payment by way
                                            of distributions of dividends by QCA
                                            to QCA shareholders;

                              ii) Redeemable by IGA at any time with written notice of 1 month given by IGA to QCA, after initial non-redeemable period before 30 June 2005 (provided that notice of redemption may be given on or before 31 May 2005 for redemption due on 30 June 2005);

                              iii) Conditional on completion of the sale and purchase of the Sale Shares under clause 7 - COMPLETION of the Share Sale Agreement - QuikCAT Australia Pty Limited dated 6
                                            September 2004;

                              iv)           Redeemable in US$;

                              v)            QCA is required to secure the
                                            obligations under this Note under
                                            certain circumstances in accordance
                                            with the terms of the Share Sale
                                            Agreement dated 10 September, 2004,
                                            between QCA, IGA and the other
                                            parties named therein.

/s/ Mark Jenkins
______________________________
Mark Jenkins
Director
                                                               Schedule 2 Page 3